Exhibit 10.23

LEASE DEED

Property Description	: Ground Floor of Built-up Industrial Property No. 465,
at FIE, Patparganj, Delhi-110092
Lease Period	: 3 (Three) years
Rent	: Rs.1,75,000/-
Increase in monthly Lease Rent	: @7.5% every year
Security Deposit	: Rs.1,88,124 /-
Stamp Duty	: Rs.53,500/-

This Lease Deed is made at Delhi on this day January, 2024 by SMT. SITA GUPTA (AADHAR: 9442 3186 8849  & PAN: AEJPG9162J) W/O SH. RAJ KUMAR GUPTA, R/O PLOT NO. 1, NEW RAJDHANI ENCLAVE, DELHI-110092, hereinafter referred to the “Lessor”(which expression shall unless it be repugnant to the meaning or context thereof, mean and include her legal heirs, legal representatives, administrators and assigns) of the First Part.

A N D

M/S VYOME THERAPEUTICSLIMITED(PAN: AAGCV0752R & TAN: DELV19840F), a Company incorporated under the Companies Act, 2013, having its regd. office at D-31, Kamalanjali, Akota Off Old Padra Road, Vadodara, Gujarat-390020, through its Authorized Signatory MS. NISHA ARORA (AADHAR: 2360 6007 7303 & D.O.B. 12.11.1974) D/O SH. HARGOBIND CHUGH, R/O K-12, FIRST FLOOR, WEST PATEL NAGAR, NEW DELHI – 110 008, vide Company Board Resolution dated 09.02.2024, hereinafter referred to as the “Lessee” (Which expression shall unless it be repugnant to the meaning or context thereof, mean and include his legal heirs, legal representatives, administrators and assigns) of the Second part.

WHEREAS the Lessor is the lawful owner and in possession of Built-up Industrial Property Bearing No.465, land area measuring 450 Sq. Mtrs., situated in the layout plan of Functional Industrial Estate, Patparganj, Delhi-110092 by virtue of CONVEYANCE DEED duly registered as Document No. 955, in Book No. I, Volume No. 4511, at pages 65 to 68, registered on 10.05.2013, in the office of Sub-registrar IVb, Delhi.

WHEREAS the Lessee has approached the Lessor for taking on rent the Entire Ground Floor of Built-up Industrial Property Bearing No.465, situated in the layout plan of Functional Industrial Estate, Patparganj, Delhi-110092 (hereinafter referred to as the “Demised Premises”) and the lessor has agreed to let out the demised premises to the lessee, under the terms of this deed for a period of 3 (Three) years of lease and the Lessee has agreed to take on lease the same as per the terms and conditions hereinafter.

NOW THIS DEED WITNESSETH as follows and the parties hereto hereby mutually agree with each other as follows:-

SRL. NO.	NAMES	SIGNATURES
1.	SMT. SITA GUPTA (LESSOR)	/s/ Sita Gupta
2.	M/S VYOME THERAPEUTICS LIMITED THROUGH ITS DIRECTOR MS. NISHA ARORA (LESSEE)	/s/ Nisha Arora

1.That the LESSOR hereby demises unto the Lessee all that Entire Ground Floor upto ceiling level of Built-up Industrial Property Bearing No. 465, situated in the layout plan of Functional Industrial Estate, Patparganj, Delhi-110092, for a period of 3 (Three) years commencing from 01.01.2024 subject to early termination and other conditions set out hereunder.

That Lessee agrees to pay a monthly rent of Rs.1,75,000/- (Rs. One Lac Seventy Five Thousand only) plus GST (Service Tax) as applicable time to time and after deducting TDS to the Lessor, thereafter the monthly rent shall be payable by the lessee in advance by 7th day of each month.

The Rent shall be exclusive of charges for consumption of electricity and water payments and proportionate charges proportionate to the area occupied by the Lessee directly to the authorities concerned and/or Lessor. The Lessee shall give the receipt of payments so made directly to the authorities concerned to the Lessee.

2.The Lessee shall pay for all charges, levies, taxes (including penalty etc.) of electricity and water consumed in the Demised Premises as per the meter installed in the Demised Premises and also pay for the Telephone and other communication facilities (if installed) in the Demised Premises and also pay applicable conversion charges for commercial use of property at present rate. It is clarified that the Lessor shall be liable for payment of house tax only. All charges, dues, demands, enhancements in present tax etc., shall be paid and discharged exclusive by the LESSEE. The amount of Service Tax on rent or any other Govt. dues, levies, cess etc. if any imposed in future shall also be paid by the Lessee any other Govt. or legal tax occurred in future will be beard by the Lessee.

3.That the Demised Premises is hereby leased to the Lessee for a period of 3 (Three) years commencing from 01.01.2024 with the lock-in-period of first 12 (Twelve) months during which the Lessee shall not vacate the Demised Premises. If vacated during the lock-in-period then the lessee shall be laible to pay the rent of remaining months of lock-in-period. And the Rent shall be payable between 1st to 10th day of every month, otherwise the Lessor shall have authority to cancel the lease deed by giving one month’s notice to the Lessee.

That the monthly rent shall be increased over the last paid rent in following manner:-

i.	Rs.1,75,000/- from 01.01.2024 to 31.12.2024.
ii.	Rs.1,88,125/- from 01.01.2025 to 31.12.2025.
iii.	Rs.2,02,235/- from 01.01.2026 to 31.12.2026.

And the GST shall be payable extra alongwith the above mentioned monthly lease rent as per time to time applicable rates.

SRL. NO.	NAMES	SIGNATURES
1.	SMT. SITA GUPTA (LESSOR)	/s/ Sita Gupta
2.	M/S VYOME THERAPEUTICS LIMITED THROUGH ITS DIRECTOR MS. NISHA ARORA (LESSEE)	/s/ Nisha Arora

4.That the LESSEE has already paid interest free Security Deposit Rs.1,88,124/- (Rupees One Lakh Eight Eight Thousand One Hundred Twenty Four only) to the LESSOR, through cheque no. 000011 dated 07.01.2019 drawn on Kotak Mahindra Bank Ltd., Vishwas Nagar, Shahdara, Delhi-110032, in the previous lease deed, this amount shall be retained by the LESSOR as interest free deposit and will be refundable at the time of termination of the said Lease against handing over the vacant physical possession of the demised premises to the LESSOR. However, the LESSEE shall clear all outstanding electricity, water, telephone bills and other charges, dues and demands, penalties etc., before handing over possession to the LESSOR, failing which such amounts shall be deducted from the security deposit.

5.That it is the responsibility of the LESSEE to take the new/fresh commercial electric connection/meter in the demised premises in its own name as per its requirement up to 40 KW at its own cost and expenses, and the Bills of the electricity shall be payable by the lessee and copy of each paid bills shall be handed over by the lessee to the lessor and the lessee shall not mis-use of electricity in any manner whatsoever. In case of any mis-use of electricity found or the electricity connection is dis-connected/sealed/tempered due to any reason by the authorities concerned then the lessee shall be fully liable and responsible for the same as well as the lessee shall be liable and bound to fulfill all the losses in this regard, and the lessor shall not responsible in any manner. And at the time of vacating the said premises the lessee shall have right to remove the said electricity meter and connection may disconnection and full and final settlement receipt of BSES shall be hand over to the lessor.

6.The LESSEE shall use the demised premises for manufacturing of medicine purpose only, the LESSEE shall not use the demised premises for any illegal or immoral purpose or use it so as to cause any nuisance or annoyance to the other owners/occupants of the said building or neighboring properties, the LESSEE shall keep the LESSOR indemnified in this regard. That the LESSEE shall have no right to use the Drive-way, passage, Front Court-yard & Back Court-yard of the above said property in any manner.

7.Subject to the condition that the demised premises shall be used by the LESSEE only, the LESSEE shall not assign, sublet, underlet, transfer or grant license to use or part with the possession of the demised premises or any part thereof without the previous written consent of the LESSOR.

8.The LESSEE shall permit the LESSOR and its duly authorized agents with or without the workmen and others at all times, to enter upon the demised premises and to view the state or condition thereof and to do any works, acts and things required in pursuance of the provisions of the Municipal Corporation of Delhi or Delhi Development Authority or any other statutory body.

9.The LESSEE shall repair at its own cost and expenses any damage to the demised premises caused by any act or default on the part of the LESSEE, its servants, agents or visitors or by reasons

SRL. NO.	NAMES	SIGNATURES
1.	SMT. SITA GUPTA (LESSOR)	/s/ Sita Gupta
2.	M/S VYOME THERAPEUTICS LIMITED THROUGH ITS DIRECTOR MS. NISHA ARORA (LESSEE)	/s/ Nisha Arora

of any breach of the LESSEE’s covenants herein contained not arising from normal wear and tear or from daily use or from acts beyond the LESSEE’s control.

10.The LESSEE shall not be responsible for damages resulting from earthquake, storm, war, civil disturbance or any other natural calamity over which the LESSEE has no control.

11.That no structural alterations shall be made by the LESSEE in the demised premises or any part thereof, without the prior written permission of the LESSOR. However, the LESSEE shall have the right to put up temporary partitions, false ceiling and other furniture required for its use.

12.That the LESSEE shall not store goods of hazardous or combustible nature or which are so heavy so as to affect the structural safety of the said building or any part thereof. That the Lessor will not be liable for any nature hazardous, building collapse or fire events in the said premises.

13.That the LESSEE shall issue TDS Certificate regularly to the LESSOR, as per the provisions of Income Tax Act 1961 in force.

14.That the LESSEE undertakes to keep the demised premises in as good as a condition existing at the time of commencement of the lease except for reasonable and ordinary wear and tear.

15.That if the LESSOR at any time during the period of this lease or extended period thereof, as hereinafter mentioned, sell and/or transfer its rights in the demised premises as a whole or in any part or parts thereof to any person or more than one person then in such event the LESSEE shall attorn to such transferee or transferees on the same terms and conditions as are contained herein. However the transfer if any shall be subject to this lease.

16.That during the lease term, the rent of the demised premises shall not be stopped under any circumstances.

17.That the LESSEE shall have no right or easement in the other portions of the said property including the terrace.

18.Subject to the provisions of Clause 4 herein above, if the LESSEE does not vacate the demised premises on expiry of this lease or earlier termination or extended period thereof, as the case may be as hereinabove mentioned, then the LESSEE will be bound by the terms of this lease deed to pay a penal rent @ Rs. 5,000/- (Rupees Five Thousand Only) per day, which shall be over and above the rent herein reserved, till such time that the demised premises are not handed over in vacant condition to the LESSOR.

SRL. NO.	NAMES	SIGNATURES
1.	SMT. SITA GUPTA (LESSOR)	/s/ Sita Gupta
2.	M/S VYOME THERAPEUTICS LIMITED THROUGH ITS DIRECTOR MS. NISHA ARORA (LESSEE)	/s/ Nisha Arora

19.That not with-standing anything contained in these presents, this Lease shall be liable to be terminated forthwith by the LESSOR on the happening of any of the following events:

a.	If the rental payment are in arrears for two consecutive Months; or

b.In the event of breach of any of the terms and conditions to be observed or performed by the LESSEE and such breach remains un-cured beyond forty five (45) days from the date of such breach, in spite of written notice to this effect by the LESSOR; or

c.	If the LESSEE is declared insolvent/goes in liquidation.

On termination of the lease, the LESSOR shall be entitled to re-enter the demised premises and take possession thereof. The LESSEE shall not in any way hinder or obstruct the resumption of possession by the LESSOR. Further in any such event the LESSEE shall be liable for any lease amounts, damages, compensation, interest and cost etc. In any such event, the LESSOR after deducting the amount payable, if any, shall refund the remaining security deposit to the LESSEE.

20.That the LESSEE has verified and has fully satisfied itself regarding the soundness, nature, extent and quality of the construction, structure, fixtures and fittings of the building etc. and has also verified and fully satisfied itself about the soundness of the title of the LESSOR. Hereafter, no claim and/or demand etc. shall lie upon the LESSOR on any ground whatsoever.

21.That any notice required to be served upon the LESSEE shall be served upon by registered A.D. post or left at the demised premises and duly acknowledged by the LESSEE.

22.That any notice which may be required to be served upon the LESSOR shall be sufficiently served and given if delivered to it by registered A.D. post or left at the address given in the Agreement or change intimate to LESSOR and duly acknowledged by the LESSOR.

23.The LESSOR represents and warrants to the LESSEE that it has the requisite power and authority to enter into this agreements and perform its obligations under this agreement and that there are no agreements or arrangements in force which grant to any person/party any right of lease of or other rights over or in respect of the said demised premises.

24.That the LESSEE shall appoint guard as per his requirement and will also pay the salary to him.

25.	That all the running expenses will be borne by the lessee.

SRL. NO.	NAMES	SIGNATURES
1.	SMT. SITA GUPTA (LESSOR)	/s/ Sita Gupta
2.	M/S VYOME THERAPEUTICS LIMITED THROUGH ITS AUTHORISED SIGNATORY MS. NISHA ARORA (LESSEE)	/s/ Nisha Arora

26.That the Lessor hereby extends an irrevocable consent and has no objection to the Lessee to extract the Ground water at the demised premises during the lease period at their own cost and responsibility.

27.That the deposited security will not be adjusted against the Rent.

28.That all the expenses of this Lease Deed viz. Stamp Duty & legal expenses etc. have been borne and paid by the LESSEE.

IN WITNESS WHEREOF the parties hereto have signed and executed this Lease Deed on the date first mentioned hereinabove in the presence of the following witnesses;

WITNESSES:-

1.	LESSOR

2.	LESSEE